UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2008

Hibbett Sports, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane
Birmingham, Alabama  35211
(Address of principal executive offices)

(205) 942-4292
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 2, 2008, the Board of Directors (Board) of Hibbett Sports, Inc. (Company) approved amendments to the Amended 1996 Stock Plan for Outside Directors (ODIR) and the Amended 1996 Stock Option Plan (SOP) (Amendments) for employees.  The Amendment to the ODIR extended the grace period for exercising a stock option for a retired director from one year from the date of retirement to the original term of the option.  The Amendment to the SOP extended the grace period for exercising a non-qualified stock option for an employee who has died, become disabled or retired to the original term of the option.  For this purpose, a retired employee is defined as an employee who is sixty-five years of age and has had seven years of continuous service with the Company.

In action on the same day, the Board approved a Standard Non-Qualified Equity Award Agreement (Agreement) relating to non-qualified stock options issued under the Company’s Amended 2005 Equity Incentive Plan.

The Amendments and Agreement are effective as of June 2, 2008.  The full text of the plans and agreement described above is attached as exhibits to this Form 8-K.

Item 5.02(e).  Compensatory Arrangements of Certain Officers.

The disclosure concerning the Amendment to the SOP and the revised Agreement and the related exhibits, as described under Item 1.01 above, constitute changes to compensatory arrangements in which the registrant’s named executive officers may participate and are therefore incorporated by reference into this Item.

Item 9.01.  Financial Statements and Exhibits.
(d)  Exhibits

Exhibit No.	Description
10.1	Amended 1996 Stock Plan for Outside Directors
10.2	Amended and Restated 1996 Stock Option Plan
10.3	Standard Non-Qualified Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.
/s/ Gary A. Smith
Gary A. Smith
Date: June 6, 2008	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended 1996 Stock Plan for Outside Directors
10.2	Amended and Restated 1996 Stock Option Plan
10.3	Standard Non-Qualified Option Agreement